EXHIBIT 10.11
                      FORM OF PROMISSORY NOTE
              between Tupperware and various executives


$___________                                     [Date]


          FOR VALUE RECEIVED, ________[Name]__________________
(the "Maker") promises to pay to the order of Dart Industries Inc., a Delaware corporation (which together with any successor, assignee or endorsee is hereinafter referred to as the "Holder"), at its office at 14901 South Orange Blossom Trail, Orlando, Florida 32837, or at such other place as the Holder may designate in writing, in lawful money of the United States of America, the principal sum of _________ and No/100 Dollars ($______), together with interest on the principal amount of this Note as described below and in accordance with the following terms and provisions:

          1. Interest Rate. Interest will accrue on the outstanding principal balance of this Note at the rate of 5.96% per annum, compounded quarterly as provided below.

          2. Interest Payments. Accrued interest will be calculated quarterly in arrears on the ____day of each February, May, August and November after the date hereof, commencing on ___________, _____, and such accrued interest will be added to the outstanding principal balance of this Note. All determinations of interest under this Note will be calculated for actual days elapsed on the basis of a year of 365 or 366 days, as applicable. Cash dividends payable to the Maker on the Tupperware Corporation ("Tupperware") common stock pledged by the Maker pursuant to the Pledge Agreement referred to below shall be applied on the date such dividends are paid to the Associated Interest (as defined below) with respect to each of the principal installments described in Section 3 below in proportion to the original principal amount included in each such installment, taking into account all payments prior to such date.

          3. Principal Payments. For so long as the Maker remains on the active payroll of Tupperware or any of its wholly-owned subsidiaries (collectively, the "Company"), payment of the principal of this Note will be made in three installments on the fifth, sixth and eighth anniversaries of the date of this Note. Twenty-five percent (25%) of the original principal balance of this Note will be due and payable on each of the fifth and sixth anniversaries of the date hereof, together in each case with all accrued and unpaid interest on such portion of the original principal balance of this Note, including any such interest that was added to the original principal balance of this Note in accordance with Section 2 above (the "Associated Interest"). On the eighth anniversary of the date of this Note, the entire remaining outstanding principal balance together with all accrued and unpaid interest will be due and payable. Notwithstanding the foregoing, in the event of (a) death or disability of the Maker, the outstanding principal balance of this Note and all accrued and unpaid interest hereunder will be due and payable on the earlier of the repayment schedule set forth above or three years after the date of death or disability, (b) retirement of the Maker at age 55 or older with at least ten years of service with the Company or its predecessors, the outstanding principal balance of this Note and all accrued and unpaid interest hereunder will be due and payable on the earlier of the repayment schedule set forth above or two years after the date of retirement, and (c) retirement of the Maker after age 60 with at least fifteen years of service with the Company or its predecessors, the outstanding principal balance of this Note and all accrued and unpaid interest hereunder will be due and payable on the earlier of the repayment schedule set forth above or six years after the date of retirement.

          4. Security and Purpose of Loan. The Maker's payment and performance of all the terms and conditions of this Note are secured by a stock pledge agreement of even date herewith executed by the Maker and the Holder (the "Pledge Agreement"). The loan evidenced by this Note is made to assist the Maker in satisfying the terms and conditions of the Company's Management Stock Purchase Plan (the "Plan"). The Maker will use all proceeds of the loan to purchase shares of common stock of Tupperware pursuant to the Plan and for no other purpose.

          5. Disbursement of Proceeds. Maker hereby authorizes and directs Holder to disburse all proceeds of the Loan evidenced by this Note directly to Tupperware, or to such account as Tupperware may direct, for application solely to the purchase price for common stock to be acquired from Tupperware pursuant to the Plan. Disbursement when so made shall constitute value given to the Maker in an amount equal to the initial principal sum of this Note.

          6. Prepayment. This Note may be prepaid in whole or in part at any time without penalty. Voluntary prepayments shall be applied first to Associated Interest and then to principal of the installment payments required under this Note in the order of their maturities.

          7. Default and Accelerated Maturity. If any amount under this Note or under the Pledge Agreement is not paid when due and such default continues for five (5) days thereafter, the entire principal balance of this Note and all accrued interest thereon will become immediately due and payable. If any covenant, term, condition or other provision in this Note or in the Pledge Agreement is not performed, fulfilled, satisfied or met as promised or required, and such failure does not constitute a monetary default triggering acceleration under the preceding sentence, then the Holder will notify the Maker of the default. If the default is not fully rectified and cured within fifteen
(15) days after the date of the notice, the entire principal balance of this Note and all accrued interest thereon will become immediately due and payable.

          Without limiting the generality of the foregoing, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, will become immediately due and payable without notice on the following dates:

          (a) the date of any voluntary or involuntary termination of the Maker's employment with the Company, except as otherwise provided in Section 3 above; and

          (b) the date on which a bankruptcy or insolvency proceeding is initiated by or against the Maker or the Maker makes an assignment for the benefit of creditors.

          8. Right of Setoff. The Maker expressly agrees that, if a default or accelerated maturity occurs pursuant to Section 7 of this Note, the Holder has a right of setoff to satisfy the debt evidenced by this Note. The right of set-off will entitle the Holder (a) to withhold any payments owing from the Company to the Maker, including but not limited to salary and bonus payments, pension and retirement benefits, and expense reimbursements, and
(b) to draw upon any account maintained by the Company or its agent for the benefit of the Maker or in the Maker's name. The Holder will provide written notice to the Maker prior to exercising this right of setoff.

          9. Late Charge. The Maker will pay to the Holder a late charge equal to five percent (5%) of any amount due under this Note but not received by the Holder within fifteen (15) days after the due date. The Maker agrees that the late charge will be collected not as a penalty, but as compensation to the Holder for the costs of collecting the late payment. This provision will not be construed to extend the due date for any amount required to be paid under this Note. The Holder will have no obligation to accept any late payment not accompanied by the required late charge.

          10. Waiver, Extensions. Presentment, demand, notice of dishonor, the homestead exemption, and all other exemptions provided the Maker are waived. No delay, failure or omission by the Holder in exercising any of its rights hereunder or at law or in equity (including, without limitation, the right of acceleration) will be construed as a novation of this Note or will operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by the Holder of any sum payable under this Note, whether before, on or after the due date of such payment, will not be a waiver of the Holder's right to require prompt payment when due of all other sums payable under this Note or to exercise any of the Holder's rights, powers or remedies under this Note. No extension of the time for any payment under this Note will operate to release, discharge, modify, or otherwise affect the liability of the Maker unless the Holder agrees in writing.

          11. Collection Costs, Documentary Stamp Tax and Other Expenses. The Maker will pay all costs, fees and expenses (including court costs and attorneys' fees) incurred by the Holder in collecting or attempting to collect any amount that becomes due under this Note or in seeking legal advice with respect to a default under this Note. In addition, the Maker will pay all costs and expenses arising out of the execution and delivery of this Note,including but not limited to all documentary stamp taxes and other taxes that may be charged or imposed by local, state or federal governments.

          12. Governing Law; Usury. This Agreement will be governed by Florida law. It is the intention of the Maker and the Holder to comply with the usury laws of the United States and the State of Florida. Accordingly, it is agreed that, notwithstanding any provision in this Note to the contrary, this Note will not require the payment of, or permit the collection of, interest in excess of the maximum permitted by law.

          13. Notices. All notices, requests, demands and other communications with respect to this Note will be in writing and will be delivered by hand, by telecopy, sent prepaid by air courier or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses designated below:
          If to Holder:  Dart Industries Inc.
                         14901 South Orange Blossom Trail
                         Orlando, Florida  32837
                         Attn:  Vice President and Secretary
                         Fax:   407-826-4505

          If to Maker:   _____________________
                         _____________________
                         _____________________
                         _____________________

Any notice, request, demand or other communication delivered or sent in such manner will be deemed given or made when actually received by the intended recipient. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, will be deemed to be receipt of the notice, request, demand or other communication sent. The Maker or the Holder may change its address by notifying the other party of the new address in any manner permitted by this section.

          14. Amendments Only in Writing. This Note or any provision hereof may be waived, changed, modified or discharged only by an agreement in writing signed by the Maker and the Holder.

          15. Time of Essence. TIME IS OF THE ESSENCE with respect to the performance by the Maker of each of its obligations hereunder.

          IN WITNESS WHEREOF, the Maker has duly executed this Note.


                                _______________________________
                                Name:
                                _______________________________